Exhibit 9(b)(ii)


                         NEUBERGER & BERMAN EQUITY FUNDS
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A


      The Series of Neuberger & Berman Equity Funds currently subject to this Agreement are as follows:


      Series                                    Date Made A Party
      ------                                    -----------------

                                                To Agreement
                                                ------------


Neuberger&Berman Focus Fund                     August 2, 1993
Neuberger&Berman Genesis Fund                   August 2, 1993
Neuberger&Berman Guardian Fund                  August 2, 1993
Neuberger&Berman International Fund             November 1, 1995
Neuberger&Berman Manhattan Fund                 August 2, 1993
Neuberger&Berman Partners Fund                  August 2, 1993
Neuberger&Berman Socially Responsive Fund       March 16, 1994
Neuberger&Berman Millennium Fund                October 19, 1998